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EXHIBIT 11. COMPUTATION OF PER SHARE EARNINGS

Weighted average common and common equivalent shares for the years ended March 31, 1995, 1994, and 1993 are computed as follows:

                                                                       1995               1994               1993
                                                                     -----------------------------------------------
Primary:
Net income                                                               $2.68              $3.41              $2.76
- --------------------------------------------------------------------------------------------------------------------
  Weighted average shares outstanding                                1,529,662          1,484,412          1,474,000
  Common shares assumed outstanding to reflect dilutive
effect of common stock options                                          20,668             45,853                  0
- --------------------------------------------------------------------------------------------------------------------
  Weighted average shares and common equivalent shares
outstanding                                                          1,550,330          1,530,265          1,474,000
- --------------------------------------------------------------------------------------------------------------------
Fully diluted:
Net income                                                               $2.68              $3.40              $2.76
- --------------------------------------------------------------------------------------------------------------------
  Weighted average shares outstanding                                1,529,662          1,484,412          1,474,000
  Common shares assumed outstanding to reflect dilutive
effect of common stock options                                          22,734             47,184                  0
- --------------------------------------------------------------------------------------------------------------------
  Weighted average shares and common equivalent shares
outstanding                                                          1,552,396          1,531,596          1,474,000
- --------------------------------------------------------------------------------------------------------------------

The dilutive effect of common stock equivalents on earnings per share is less than 3% for the year ending March 31, 1995; therefore, simple weighted average shares outstanding are used in computing earnings per share.



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